UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2026

YORK SPACE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43088	39-4190941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6060 S Willow Drive 80111
Greenwood Village, CO

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 537-2655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	YSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2026, York Space Systems Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Morpheus Merger Sub I, Inc. a Delaware corporation and wholly owned subsidiary of the Company, Project Morpheus Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, All.Space Holdings, Inc. a Delaware corporation (“All.Space”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative (the “Securityholders Representative”) of the securityholders of All.Space (the “Securityholders”), pursuant to which the Company and its affiliates will undertake a series of contributions, after which the Company will acquire all of the outstanding equity interests of All.Space which will become an indirect wholly owned subsidiary of the Company.

The aggregate purchase price to be paid by the Company at the closing of the Merger (“Closing”) is $355 million, subject to customary adjustments for, among other things, cash and cash equivalents held by All.Space at Closing, indebtedness of All.Space at Closing, unpaid transaction expenses and a net working capital adjustment (collectively, the “Purchase Price”). At the Closing, the Company will deposit (i) $5 million into an adjustment escrow account, $1.5 million into a reorganization indemnification escrow account, and BGP 750,000 (which such amount to be converted to USD on the day of Closing) into a special indemnification escrow account, in each case to be held and distributed in accordance with the terms of the Merger Agreement and an escrow agreement to be entered into at Closing, and (ii) $1 million into an account designated by the Securityholders Representative as an expense reserve fund, to be held and distributed in accordance with the terms of the Merger Agreement.

At Closing, the Company expects to pay the Purchase Price in a combination of cash and shares of the Company’s common stock, par value $0.0001 per share (the “Company Shares”), with the final allocations between cash and the Company Shares to be paid to each Securityholder to be determined as set forth in the Merger Agreement. The Company expects that it will pay approximately $155 million in cash and issue up to 5.9 million Company Shares at Closing.

The Merger Agreement contains customary representations and warranties from the Company and All.Space. It also contains customary covenants, including covenants providing for each of the Company and All.Space to use their reasonable best efforts to cause the Mergers to be consummated, and covenants requiring All.Space to carry on its business in the ordinary course of business during the period between the execution of the Merger Agreement and the Closing. The Company is obtaining representation and warranty insurance which will provide coverage for certain breaches of representations and warranties made by All.Space in the Merger Agreement, subject to exclusions, deductibles, and other terms and conditions.

Without the prior written approval of the Company and subject to certain customary exceptions, no Securityholder will transfer, sell, offer to sell, contract to sell, grant an option or right to purchase, or enter into any swap or other arrangement that transfers the economic consequences of ownership of (i) fifty percent (50%) of the Company Shares issued pursuant to the Merger Agreement at Closing for a period of six months following the Closing, and (ii) the remaining fifty percent (50%) of the Company Shares issued pursuant to the Merger Agreement at Closing for a period of nine months following the Closing.

The Closing is subject to the satisfaction or waiver of customary conditions, including the receipt of all required regulatory approvals and clearances (or, where applicable, the expiration or termination of waiting periods), including those relating to antitrust, foreign investment and telecommunications matters.

The Merger Agreement contains customary termination rights for both the Company and All.Space, including by the Company or All.Space if the Mergers have not been consummated on or before 120 days following the date of entry into the Merger Agreement, which is subject to 30-day extensions for up to an aggregate of 90-days if certain regulatory approvals have not yet been received (such date, the “Outside Date”), provided this right of termination will not be available to any party whose failure to perform any of its obligations under the Merger

Agreement was a principal cause of or directly resulted in the failure of the Mergers to occur on or before the Outside Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference. The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 above is hereby incorporated into this Item 3.02 by reference. The Company Shares issuable pursuant to the Merger Agreement are intended to be issued pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including those under Section 4(a)(2) thereof or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of April 29, 2026, by and among York Space Systems Inc., Project Morpheus Merger Sub I, Inc., Project Morpheus Merger Sub II, LLC, All.Space Holdings, Inc. and Shareholder Representative Services LLC, as representative of the Securityholders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits or schedules upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the proposed transaction. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the Mergers may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Shares; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger

Agreement; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s stock price, business relationships, operating results and business generally; (vi) risks that the proposed transaction may disrupt the Company’s current business plans and operations; and (vii) other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. All such factors are difficult to predict and are beyond the Company’s control. While the list of risks and uncertainties presented here is considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Mergers and/or the Company’s consolidated financial condition or results of operations. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this Current Report on Form 8-K will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YORK SPACE SYSTEMS INC.

Date: April 29, 2026
By: /s/ Monica Palko
Name: Monica Palko
Title: Chief Legal and Administrative Officer